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                                                                   Exhibit 10.11

                           AMENDMENT NO. 3 TO LEASE
                           ------------------------

     AMENDMENT NO. 3 TO LEASE, dated as of July 17, 1998, between ESPLANADE PROPERTY, LTD., a California limited partnership ("Landlord"), and IRVINE SENSORS CORPORATION, a Delaware corporation ("Tenant").

     Pursuant to that certain Lease dated August 1, 1994, by and between Landlord's predecessor and Tenant (the "Lease"), Tenant has leased certain premises consisting of approximately 18,049 rentable square feet, located at 3001 Redhill Avenue, Building 3, Suites 102-107 and 208-222, Costa Mesa, California 92626 (the "Premises").

     Landlord and Tenant desire to modify the Lease as provided herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

     1. Tenant acknowledges that it is presently occupying and has fully accepted the Premises in "AS IS" condition.

     2. The term of the Lease, as provided in Section 3, shall be extended for a period of thirty-six (36) months, commencing August 1, 1998, and ending September 30, 2001.

     3. Effective August 1, 1998, the Premises shall be expanded by the addition thereto of approximately 2,485 rentable square feet designated as Building 3, Suite 108 and indicated on Exhibit "A" hereto (the "Expansion Space"). The total rentable area of the Premises including the Expansion Space is 20,534 square feet.

     4. Effective August 1, 1998, the monthly Base Rent for the extended term shall be $21,971 per month for Months 1-12, $22,382 per month for Months 13-24, and $22,793 per month thereafter.

     5. Effective August 1, 1998, (i) Tenant's Share shall be increased to 14.51%, and (ii) Tenant's parking spaces shall be increased to 77.

     6. As promptly as practicable, Landlord, at its cost, shall provide (i) new building standard vinyl flooring in the copy rooms of the Premises, (ii) provide new building standard carpet in the lobby of Building 3, Suite 104,
(iii) adjust the HAVC in Building 4, Suite 109, (iv) paint the restrooms in Buildings 3 and 4, Suites 108 with building standard paint, (v) provide new building standard vinyl flooring in the restrooms in Building 3, Suite 108, (vi) clean the restrooms in Building 3, Suite 108, (vii) replace the wormwood paneling with wallboard in various offices in the Premises, (viii) install a floor drain in the second (2/nd/) floor common area restrooms, and (ix) repair or replace the exhaust fan(s) in the restrooms in the Premises. Also see Exhibit "B" - Work Letter.

     7a. Tenant may terminate the lease any time after the end of the twenty-fourth (24/th/) month of the extended term hereof, but only if Tenant notifies Landlord in writing by certified mail of its election to do so at least 180 days prior to the effective date of such termination and pays to Landlord a termination fee equal to an amount equal to three (3) month's base rent.

     7b. For every four (4) month period after the twenty-fourth (24/th/) month of the term Tenant remains in the Premises, the termination penalty shall be reduced by one (1) month.

          For example: (7a) To terminate the lease at the end of the twenty-fourth (24/th/) month, the notification to Landlord shall be due on or before January 31, 2000 and (7b) If Tenant remains in the Premises for twenty-eight (28) months the termination fee shall be two (2) months base rent, etc.

     8. Landlord's obligation to extend the Lease under this Amendment is expressly contingent upon Tenant's performance of all of its obligations under the Lease, including the obligation to pay the monthly base rent. If Tenant at any time fails to perform any of the obligations under the Lease, Landlord may exercise all of its remedies under the Lease in accordance with the terms thereof.

     9. Except as amended herein, all the provisions of the Lease shall remain unchanged and in full force and effect.
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     IN WITNESS WHEREOF, the parties have executed this Amendment No. 3 to Lease as of this date first above written.

"Landlord"                                   "Tenant"

ESPLANADE PROPERTY, LTD.                     IRVINE SENSORS CORPORATION,
a California limited partnership             a Delaware corporation

By:  IMC ASSET MANAGEMENT COMPANY,
     a California corporation,
     its general partner


     By:  /s/ William W. Greary, Jr.         By:  /s/ John Stuart
          ---------------------------------       ----------------------------
          William W. Greary, Jr.                  John Stuart
     Its: President                          Its: Chief Financial Officer
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                                 EXHIBIT "A"

                           [FLOOR PLAN APPEARS HERE]